REPAY Reports First Quarter 2024 Financial Results

Gross Profit Growth of 9% and Organic Gross Profit Growth1 of 11% in Q1

Faster Pace of Adjusted EBITDA Growth with Expanding Margins

Reiterates 2024 Outlook, Including an Acceleration in Free Cash Flow Conversion During 2024

ATLANTA, May 9, 2024 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

(in $ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	YoY Change
Revenue	$74.5	$71.8	$74.3	$76.0	$80.7	8%
Gross profit (1)	56.6	54.9	56.7	58.7	61.5	9%
Net loss	(27.9)	(5.3)	(6.5)	(77.7)	(5.4)	81%
Adjusted EBITDA (2)	30.9	30.5	31.9	33.5	35.5	15%
Net cash provided by operating activities	20.8	20.0	28.0	34.9	24.8	19%
Free Cash Flow (2)	7.1	10.0	13.9	21.8	13.7	93%

(1)
Gross profit represents revenue less costs of services (exclusive of depreciation and amortization).
(2)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” and the reconciliation of Adjusted EBITDA and Free Cash Flow to their most comparable GAAP measure provided below for additional information.

“REPAY’s Q1 results represent a strong start to the year, with organic gross profit growth1 of 11%, demonstrating continued success in enhancing our client’s embedded payment flows,” said John Morris, CEO of REPAY. “As we continue to strengthen our technical and go-to-market relationships with our software partners, we are excited about the multi-year growth opportunities across our Consumer and Business Payment’s verticals.”

First Quarter 2024 Business Highlights

The Company's achievements in the quarter, including those highlighted below, reinforce management's belief in the ability of the Company to drive durable and sustained growth across REPAY's diversified business model.

•
11% year-over-year organic gross profit growth1 in Q1
•
Consumer Payments organic gross profit growth1 of approximately 11% year-over-year
•
Business Payments organic gross profit growth1 of approximately 17% year-over-year
•
Accelerated AP supplier network to over 279,000, an increase of approximately 60% year-over-year
•
Added four new integrated software partners to bring the total to 266 software relationships as of the end of the first quarter
•
Increased instant funding transactions by approximately 33% year-over-year
•
Added 15 new credit unions, an acceleration from last quarter, bringing total credit union clients to 291

1 Organic gross profit growth is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation to its most comparable GAAP measure provided below for additional information.

Segments

The Company reports its financial results based on two reportable segments.

Consumer Payments – The Consumer Payments segment provides payment processing solutions (including debit and credit card processing, Automated Clearing House (“ACH”) processing and other electronic payment acceptance solutions, as well as REPAY’s loan disbursement product) that enable REPAY’S clients to collect payments and disburse funds to consumers and includes its clearing and settlement solutions (“RCS”). RCS is REPAY’s proprietary clearing and settlement platform through which it markets customizable payment processing programs to other ISOs and payment facilitators. The strategic vertical markets served by the Consumer Payments segment primarily include personal loans, automotive loans, receivables management, credit unions, mortgage servicing, consumer healthcare and diversified retail.

Business Payments – The Business Payments segment provides payment processing solutions (including accounts payable automation, debit and credit card processing, virtual credit card processing, ACH processing and other electronic payment acceptance solutions) that enable REPAY’s clients to collect or send payments to other businesses. The strategic vertical markets served within the Business Payments segment primarily include retail automotive, education, field services, governments and municipalities, healthcare, media, homeowner association management and hospitality.

Segment Revenue, Gross Profit, and Gross Profit Margin

	Three Months Ended March 31,
($ in thousand)	2024	2023	% Change
Revenue
Consumer Payments	$76,136	$69,940	9%
Business Payments	9,677	8,675	12%
Elimination of intersegment revenues	(5,093)	(4,078)
Total revenue	$80,720	$74,537	8%
Gross profit (1)
Consumer Payments	$59,591	$54,625	9%
Business Payments	7,047	6,025	17%
Elimination of intersegment revenues	(5,093)	(4,078)
Total gross profit	$61,545	$56,572	9%

Total gross profit margin (2)	76%	76%
(1)
Gross profit represents revenue less costs of services (exclusive of depreciation and amortization).
(2)
Gross profit margin represents total gross profit / total revenue.

2024 Outlook

“We are off to a strong start in 2024 and therefore we are reaffirming our 2024 outlook,” said Tim Murphy, CFO of REPAY. “We feel good about our Q1 execution and continue to expect Adjusted EBITDA to grow faster than gross profit. As we demonstrated with our Q1 results, we plan to reduce overall capex spending, giving us the confidence to accelerate our free cash flow conversion throughout 2024.”

REPAY reiterates its previously provided outlook for full year 2024, as shown below.

Full Year 2024 Outlook
Revenue	$314 - 320 million
Gross Profit	$245 - 250 million
Adjusted EBITDA	$139 - 142 million
Free Cash Flow Conversion	~ 60%

REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as forecasted 2024 Adjusted EBITDA and Free Cash Flow Conversion, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss first quarter 2024 financial results today, May 9, 2024 at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13745435. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This report includes certain non-GAAP financial measures that management uses to evaluate the Company’s operating business, measure performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as loss on business disposition, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, restructuring and other strategic initiative costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain charges deemed to not be part of normal operating expenses, loss on business disposition, non-cash charges and/or non-recurring charges, such as loss on business disposition, non-cash change in fair value of assets and liabilities, share-based compensation expense, transaction expenses, restructuring and other strategic initiative costs, other non-recurring charges, non-cash interest expense and net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of the outstanding units exchangeable for shares of Class A common stock) for the three months ended March 31, 2024 and 2023 (excluding shares subject to forfeiture). Organic gross profit growth is a non-GAAP financial measure that represents year-on-year gross profit growth that excludes incremental gross profit attributable to acquisitions and divestitures made in the applicable prior period or any subsequent period. Free Cash Flow is a non-GAAP financial measure that represents net cash flow provided by operating activities less total capital expenditures. Free Cash Flow Conversion represents Free Cash Flow divided by Adjusted EBITDA. REPAY believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth, Free Cash Flow and Free Cash Flow Conversion provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, these non-GAAP financial measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, net cash provided by operating activities, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled as the same or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider REPAY’s non-GAAP financial measures alongside other financial performance measures, including net income, net cash provided by operating activities and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “should,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s 2024 outlook and other financial guidance, expected demand on REPAY’s product offering, including further implementation of electronic payment options and statements regarding REPAY’s market and growth opportunities, and REPAY’s business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Form 10-Qs, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including bank failures or other adverse events affecting financial institutions, inflationary pressures, general economic slowdown or recession; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s clients; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

ir@repay.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Condensed Consolidated Statement of Operations (Unaudited)

	Three Months ended March 31,
(in $ thousands, except per share data)	2024	2023
Revenue	$80,720	$74,537
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	19,175	17,965
Selling, general and administrative	37,021	38,518
Depreciation and amortization	27,028	26,140
Loss on business disposition	—	9,878
Total operating expenses	83,224	92,501
Loss from operations	(2,504)	(17,964)
Other income (expense)
Interest income (expense), net	380	(923)
Change in fair value of tax receivable liability	(2,913)	(4,538)
Other (loss) income, net	(26)	(150)
Total other income (expense)	(2,559)	(5,611)
Loss before income tax expense	(5,063)	(23,575)
Income tax expense	(302)	(4,357)
Net loss	$(5,365)	$(27,932)
Net loss attributable to non-controlling interest	(153)	(1,540)
Net loss attributable to the Company	$(5,212)	$(26,392)

Weighted-average shares of Class A common stock outstanding - basic and diluted	91,218,208	88,615,760

Loss per Class A share - basic and diluted	$(0.06)	$(0.30)

Condensed Consolidated Balance Sheets

(in $ thousands)	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Cash and cash equivalents	$128,318	$118,096
Accounts receivable	39,984	36,017
Prepaid expenses and other	15,727	15,209
Total current assets	184,029	169,322

Property, plant and equipment, net	2,642	3,133
Restricted cash	26,512	26,049
Intangible assets, net	431,734	447,141
Goodwill	716,793	716,793
Operating lease right-of-use assets, net	5,939	8,023
Deferred tax assets	146,571	146,872
Other assets	2,500	2,500
Total noncurrent assets	1,332,691	1,350,511
Total assets	$1,516,720	$1,519,833

Liabilities
Accounts payable	$23,709	$22,030
Accrued expenses	27,924	32,906
Current operating lease liabilities	1,241	1,629
Current tax receivable agreement	—	580
Other current liabilities	549	318
Total current liabilities	53,423	57,463

Long-term debt	434,877	434,166
Noncurrent operating lease liabilities	5,435	7,247
Tax receivable agreement, net of current portion	191,244	188,331
Other liabilities	2,443	1,838
Total noncurrent liabilities	633,999	631,582
Total liabilities	$687,422	$689,045

Commitments and contingencies

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized; 92,910,302 issued and 91,493,792 outstanding as of March 31, 2024; 92,220,494 issued and 90,803,984 outstanding as of December 31, 2023	9	9
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Treasury stock, 1,416,510 shares as of March 31, 2024 and December 31, 2023	(12,528)	(12,528)
Additional paid-in capital	1,155,215	1,151,324
Accumulated deficit	(328,882)	(323,670)
Total Repay stockholders' equity	$813,814	$815,135
Non-controlling interests	15,484	15,653
Total equity	829,298	830,788
Total liabilities and equity	$1,516,720	$1,519,833

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in $ thousands)	2024	2023
Cash flows from operating activities
Net loss	$(5,365)	$(27,932)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,028	26,140
Stock based compensation	6,282	4,054
Amortization of debt issuance costs	712	712
Loss on business disposition	—	9,878
Fair value change in tax receivable agreement liability	2,913	4,538
Deferred tax expense	302	4,357
Change in accounts receivable	(3,967)	(2,541)
Change in prepaid expenses and other	(520)	3,921
Change in operating lease ROU assets	2,084	270
Change in accounts payable	1,679	(916)
Change in related party payable	—	435
Change in accrued expenses and other	(4,982)	(1,716)
Change in operating lease liabilities	(2,201)	(264)
Change in other liabilities	836	(105)
Net cash provided by operating activities	24,801	20,831

Cash flows from investing activities
Purchases of property and equipment	(87)	(528)
Capitalized software development costs	(11,042)	(13,201)
Proceeds from sale of business, net of cash retained	—	40,423
Net cash provided by (used in) investing activities	(11,129)	26,694

Cash flows from financing activities
Payments on long-term debt	—	(20,000)
Payments for tax withholding related to shares vesting under Incentive Plan	(2,407)	(1,205)
Distributions to Members	—	(54)
Payment of Tax Receivable Agreement	(580)	—
Payment of contingent consideration liability up to acquisition-date fair value	—	(1,000)
Net cash used in financing activities	(2,987)	(22,259)

Increase in cash, cash equivalents and restricted cash	10,685	25,266
Cash, cash equivalents and restricted cash at beginning of period	$144,145	$93,563
Cash, cash equivalents and restricted cash at end of period	$154,830	$118,829

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$200	$449

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

	Three Months ended March 31,
(in $ thousands)	2024	2023
Revenue	$80,720	$74,537
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$19,175	$17,965
Selling, general and administrative	37,021	38,518
Depreciation and amortization	27,028	26,140
Loss on business disposition	—	9,878
Total operating expenses	$83,224	$92,501
Loss from operations	$(2,504)	$(17,964)
Other income (expense)
Interest income (expense), net	380	(923)
Change in fair value of tax receivable liability	(2,913)	(4,538)
Other (loss) income, net	(26)	(150)
Total other income (expense)	(2,559)	(5,611)
Loss before income tax expense	(5,063)	(23,575)
Income tax expense	(302)	(4,357)
Net loss	$(5,365)	$(27,932)

Add:
Interest expense (income), net	(380)	923
Depreciation and amortization (a)	27,028	26,140
Income tax expense	302	4,357
EBITDA	$21,585	$3,488

Loss on business disposition (b)	—	9,878
Non-cash change in fair value of assets and liabilities (c)	2,913	4,538
Share-based compensation expense (d)	6,923	4,054
Transaction expenses (e)	677	5,997
Restructuring and other strategic initiative costs (f)	2,184	1,411
Other non-recurring charges (g)	1,231	1,572
Adjusted EBITDA	$35,513	$30,938

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

	Three Months ended March 31,
(in $ thousands)	2024	2023
Revenue	$80,720	$74,537
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$19,175	$17,965
Selling, general and administrative	37,021	38,518
Depreciation and amortization	27,028	26,140
Loss on business disposition	—	9,878
Total operating expenses	$83,224	$92,501
Loss from operations	$(2,504)	$(17,964)
Interest income (expense), net	380	(923)
Change in fair value of tax receivable liability	(2,913)	(4,538)
Other (loss) income, net	(26)	(150)
Total other income (expense)	(2,559)	(5,611)
Loss before income tax expense	(5,063)	(23,575)
Income tax expense	(302)	(4,357)
Net loss	$(5,365)	$(27,932)

Add:
Amortization of acquisition-related intangibles (h)	19,736	19,924
Loss on business disposition (b)	—	9,878
Non-cash change in fair value of assets and liabilities (c)	2,913	4,538
Share-based compensation expense (d)	6,923	4,054
Transaction expenses (e)	677	5,997
Restructuring and other strategic initiative costs (f)	2,184	1,411
Other non-recurring charges (g)	1,231	1,572
Non-cash interest expense (i)	712	712
Pro forma taxes at effective rate (j)	(6,633)	(961)
Adjusted Net Income	$22,378	$19,193

Shares of Class A common stock outstanding (on an as-converted basis) (k)	97,062,303	96,481,208
Adjusted Net Income per share	$0.23	$0.20

Reconciliation of Operating Cash Flow to Free Cash Flow

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

	Three Months ended March 31,
(in $ thousands)	2024	2023
Net cash provided by operating activities	$24,801	$20,831
Capital expenditures
Cash paid for property and equipment	(87)	(528)
Capitalized software development costs	(11,042)	(13,201)
Total capital expenditures	(11,129)	(13,729)
Free cash flow	$13,672	$7,102

Free cash flow conversion	38%	23%

Reconciliation of Gross Profit Growth to Organic Gross Profit Growth by Segment

For the Year-over-Year Change Between the Three Months Ended March 31, 2024 and 2023

(Unaudited)

	Consumer Payments	Business Payments	Total
Gross profit growth	9%	17%	9%
Less: Growth from acquisitions and dispositions	(2%)	—	(2%)
Organic gross profit growth (l)	11%	17%	11%

(a)
See footnote (h) for details on amortization and depreciation expenses.
(b)
Reflects the loss recognized related to the disposition of Blue Cow.
(c)
Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(d)
Represents compensation expense associated with equity compensation plans.
(e)
Primarily consists of (i) during the three months ended March 31, 2024, professional service fees incurred in connection with prior transactions, and (ii) during the three months ended March 31, 2023, professional service fees and other costs incurred in connection with the disposition of Blue Cow Software.
(f)
Reflects costs associated with reorganization of operations, consulting fees related to processing services and other operational improvements, including restructuring and integration activities related to acquired businesses, that were not in the ordinary course during the three months ended March 31, 2024 and 2023.
(g)
For the three months ended March 31, 2024, reflects non-recurring legal and other litigation expenses, payments made to third-parties in connection with our personnel, and franchise taxes and other non-income based taxes. For the three months ended March 31, 2023, reflects non-recurring payments made to third-parties in connection with a significant expansion of our personnel and one-time payments to certain partners.
(h)
For the three months ended March 31, 2024 and 2023, reflects amortization of client relationships, non-compete agreement, software, and channel relationship intangibles acquired through the business combination with Thunder Bridge, and client relationships, non-compete agreement, and software intangibles acquired through REPAY's acquisitions of TriSource Solutions, APS Payments, Ventanex, cPayPlus, CPS Payments, BillingTree, Kontrol Payables and Payix. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software.

See additional information below for an analysis of amortization expenses:

	Three Months ended March 31,
(in $ thousands)	2024	2023
Acquisition-related intangibles	$19,736	$19,924
Software	6,713	5,475
Amortization	$26,449	$25,399
Depreciation	579	741
Total Depreciation and amortization (1)	$27,028	$26,140

(1)
Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(i)
Represents amortization of non-cash deferred debt issuance costs.
(j)
Represents pro forma income tax adjustment effect associated with items adjusted above.
(k)
Represents the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of outstanding Post-Merger Repay Units) for the three months ended March 31, 2024 and 2023. These numbers do not include any shares issuable upon conversion of the Company’s convertible senior notes due 2026. See the reconciliation of basic weighted average shares outstanding to the non-GAAP Class A common stock outstanding on an as-converted basis for each respective period below:

	Three Months ended March 31,
	2024	2023
Weighted average shares of Class A common stock outstanding - basic	91,218,208	88,615,760
Add: Non-controlling interests
Weighted average Post-Merger Repay Units exchangeable for Class A common stock	5,844,095	7,865,448
Shares of Class A common stock outstanding (on an as-converted basis)	97,062,303	96,481,208

(l)
Represents year-on-year gross profit growth that excludes incremental gross profit attributable to acquisitions and dispositions made in the applicable prior period or any subsequent period.